SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

               _______________________________

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

             __________________________________


Date of Report (Date of earliest event reported): January 24, 1997



                      AEARO CORPORATION
     (Exact name of Registrant as specified in charter)



          Delaware                 0-26942                 13-3840450
(State or other jurisdiction (Commission file number)    (IRS employer
          of incorporation)                           identification no.)


One Washington Mall, Eighth Floor, Boston, Massachusetts  02108-2610
    (Address of principal executive offices)              (Zip Code)

                       (617) 371-4200
    (Registrant's telephone number, including area code)



Item 5.  Other Events.

     A.  Resignation of Officer.  On January 24, 1997, Aearo
Corporation issued a press release regarding the resignation of one of its officers. The text of the press release is as follows:

     "John D. Curtin, Jr., Chairman and Chief Executive Officer of Aearo Company, today made the following announcement:

      Albert F. ("Duff") Young, Jr. has resigned as President, Chief Operating Officer, and Director of Aearo Company effective immediately. I will assume his duties and Daniel P. O'Connor, Vice President of Sales, James D. Hall, Vice President of Product Management, Mark H. Hague, Vice President of Operations, and Michael A. Alberts, Corporate Director of Safety and Quality Assurance will now report directly to me. We all wish Duff the very best in his next endeavors.

     We are very grateful for Duff's many contributions to the growth and development of Aearo, particularly for his creative role in improving our sales and distributor programs.

     Aearo is well positioned for continuing growth in sales and we are developing the manufacturing and distribution capabilities required to support that growth. We are committing major resources to that end and are dedicated to achieving significant improvements in our operations performance.'"

     B. Preliminary First Quarter Results. On January 28, 1997, Aearo Corporation issued a press release regarding preliminary first quarter results. The text of the press release is as follows:

"Aearo Corporation, of Boston, today announced preliminary unaudited financial results for the quarter ended December 31, 1996.

John D. Curtin, Jr., Aearo's Chairman and Chief Executive Officer, stated:

 As we indicated in our Form 10-K released last month, our sales and profitability have been hampered by the conversion to a new software system. The conversion effort has unfortunately continued to result in inaccurate production planning, periodic backorders and missed shipments resulting in higher plant and freight costs. These problems are having a continued negative effect which was reflected in the Company's results for the first fiscal quarter of 1997 ended December 31, 1996.'

The Company will report results for the December quarter during the second week of February. On a preliminary basis, Management expects Sales of approximately $66.5 Million (including the acquisitions completed in calendar year 1996 of Peltor A.B. and Eastern Safety), Operating Profit of approximately $4.0 Million and Depreciation and Amortization of $4.5 Million. In the three months ended December 31, 1995, the Company had Sales of $54.5 Million, Operating Profit of $6.0 and Depreciation and Amortization of $3.0 Million. Last year's first quarter financial statements did not include the results of Peltor A.B. and Eastern Safety.

While there can be no certainty when these operational difficulties will be overcome, Management believes that improvements will be realized during the Company's second and third fiscal quarters ending March 31, 1997 and June 30, 1997, respectively.

Aearo is currently in compliance with all covenant provisions in its existing credit agreement and believes its current capital structure provides it with sufficient flexibility and liquidity to meet the Company's working capital and debt service requirements.

Aearo Corporation is one of the world's leading manufacturers and marketers of a broad range of personal protection products and energy-absorbing polymers. The Company's personal protection products, which are marketed worldwide primarily through industrial safety distributors, are used by industry, government, the military, and healthcare providers. In addition, its AOSafety and Eastern consumer products can be found in retail outlets such as home centers, hardware, drug and sporting good stores.

Statements made in this press release include forward-looking statements made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Among other things, expectations for the second and third quarters are based on assumptions which management believes to be reasonable at this time including assumptions concerning the volume and product mix of sales. In addition, there can be no assurances when the initiatives to relieve the operational difficulties will be successful. Information on other significant potential risks and uncertainties not discussed herein may be found in the Company's filings with the Securities and Exchange Commission including its Form 10-K for the year ended September 30, 1996."

                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 5, 1997        AEARO CORPORATION



                              /s/ Mark V.B. Tremallo
                              Mark V.B. Tremallo
                              Vice President, General Counsel and
                              Secretary



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